UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 23, 2007
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
     Payment of Bonuses Pursuant to the Bonus Plan
     On February 23, 2007, the Compensation Committee determined and approved the amounts of the bonuses payable to each “named executive officer” under the Sterling Chemicals, Inc. Bonus Plan (the “Bonus Plan”), described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and attached thereto as Exhibit 10.12. The Compensation Committee considered a number of factors in determining the amounts payable, including among others, the attainment of an EBITDA performance target and the executive officer’s leadership, influence in the development and implementation of effective cost reduction strategies, performance in driving results, dedication to and participation in maintaining an ethical culture and responsibility for maintaining high standards for environmental, health and safety performance. The following table sets forth the maximum amount of bonuses each of our named executive officers were eligible to receive under our Bonus Plan and the actual amount of bonuses paid to our named executive officers:

		Maximum Possible	Actual
		Bonus Payment	Bonus Payment

Richard K. Crump	President and Chief Executive Officer	$267,003	$267,003

Paul G. Vanderhoven	Senior Vice President — Finance and Chief Financial Officer	87,974	87,974

Kenneth M. Hale	Senior Vice President, General Counsel and Secretary	60,863	60,863

Paul C. Rostek	Senior Vice President — Commercial	57,851	57,851

Walter B. Treybig	Senior Vice President — Manufacturing	53,401	53,401
     The Compensation Committee approved the payment of an aggregate of $1,479,645 in non-equity incentive payments under the Bonus Plan to all eligible participants, including the above named executive officers.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

*10.1	Bonus Plan (incorporated herein by reference from Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

*	Management contracts or compensatory plans or arrangements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	STERLING CHEMICALS, INC.
	By:	/s/ Paul G. Vanderhoven
Paul G. Vanderhoven
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bonus Plan (incorporated herein by reference from Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005)